Exhibit 10.6

Contract No. HZXY-YPXQ-210128

Long-term Channel Service Agreement

Party A: Guangdong Tiancheng Education Consulting Co., Ltd.

Party B: Guangzhou Baiyun District Yongping Xuqi Information Service Office

Date of Signature: January 28, 2021

Long-term Channel Service Agreement

Party A: Guangdong Tiancheng Education Consulting Co., Ltd.

Legal representative: Mao Dongliang

Address: Tianan Technology Park, North Panyu Avenue No.555, Panyu District, Guangzhou

Party B: Guangzhou Baiyun District Yongping Xuqi Information Service Office

Legal representative: Bai Wenjun

Address: Dongping Middle Road No.5, Baiyun District, Guangzhou

According to relevant laws and regulations, based on the friendly negotiation, Party A and Party B achieve a mutual agreement on the matters that Party B act as the product agent of Party A in the name of Party A’s strategic partner, and Party A and Party B jointly provide services for clients.

Article 1 Content of the Agreement

1.1 In terms of the agreement herein, Party A hereby authorizes Party B to carry out training programs and consulting programs including sales, promotion, tec., in the name of antuorized strategic partner of Party A. Party A authorizes Party B as a channel partner, and Party A and Party B jonintly provides clients and strategic partners with the corresponding products and services.

1.2 With sufficient enterprise client resources and channel resources, Party B has the capability of providing clients with solution in relation to business and channel development. Party B agrees to work together with Party A to provide services for clients and strategic partners.

Article 2 Scope of the Copperation

2.1 Party B’s responsible area is mainland China. Party B is not the exlusive service provider Party A or Party A’s partners, and Party A has the right to provide services for clients by itself or by entrusting a third party.

2.2 During the term of this agreement, Party B is prohibted to sell other non-Party A products that are similar to or of the same type as Party A’s training program. Otherwise, it will be deemed as a breach of agreement by Party B, and Party A has the right to unilaterally terminate the agreement and has the right to unconditionally deduct Party B’s security deposit and unpaid payment.

Article 3 Term of the Agreement

3.1 Party A authorizes Party B as Party A’s strategic partener. The term of this agreement will expire in one year from the signing date of this agreement.

3.2 If one party put forward written objection about this agreement, this agreement is terminated. If either party would like to cooperate again, the party need to regin a new agreement.

Article 4 Cooperation Qualifications

Party B should meet the condition that the company is established and existing under the law.

Article 5 Profit Share

The percentage of profits for two parties bases on the settlement sheet confirmed by both parties.

Article 6 Settlement System and Business Management

6.1 The subsequent consumption of any enterprise clients referred by Party B to enter the Tiancheng platform will have a life-long interest distribution relationship with Party B. The specific distribution of interest bases on the structure of the enterprise client.

6.2 The specific course name, course price are decided by Party A. Party A may laso make adjustments in terms of the development of Party A, and Party B shall make corresponding adjustments according to Party A’s notice.

6.3 If Party B needs Party A to provide lecturers in supporting the courses, Party A shall bear the commission fees, and Party B shall bear other costs such as transportation fee, board and lodging fee, etc., for the lecturer.

6.4 Party B has the right to prior participate in the back-end project investment fund. If Party B participates in the fund related business of Party A or its affiliated company, it has the right to obtain a corresponding commission according to the fund company’s agreement.

6.5 Party A is responsible for product reserach and development, and the formulation of charging standards and the unified enrollment policy across China. Party A may make a adjustment in relation to the price policy, and if the policy change,Party A shall give written notice to Party B.

6.6 Party B shall strictly abides by the principle of Party A's product sales price, and maintains the market order of Party A's products, and never allows to change the asles price without permission.Otherwise, Party A will cancel the profit share for Party B. If it causes adverse effects,Party A has the right to terminate this agreement and hold Party B accountable.

6.7 The product purchased by the clients is only for the client's own use, and shall not be transferred or lent to other parties; without the written consent of Party A, neither Party B nor the client of Party B may request to change the participants of the course. Otherwise, Party A has the right to refuse to provide course arrangements for the changed participant without any accountability.

6.8 Party B shall act as the strategic partner of Party A and is allowed to utilize Party A's brand to engage in market activities related to Party A's products. If the activity is irrelevant to Party A's business, Party A has the right to terminate this agreement and hold Party B accountable.

6.9 Client Protection System

6.9.1 Term of client protection is sixty days from the date when Party B submits the client's r egistration form or activity information sheet to Party A, and protection will be invalid without payment within 60 days.

6.9.2 After the registration form filled and signed or sealed by Party B's clients, Party B sends the form to Party A for protection.If the registration material is incomplete, it will be returned to Party B without protection of Party A.

6.9.3 When Party B's clients participate in the activity, Party B will obtain the attendance sheet confirmed and signed by lecturers in the activity, and send it to Party A, and Party A will provide protection accordingly.

6.9.4 Party A shall provide Party B with the protection in terms of clients' registration form or activity information sheet.

6.9.5 If both parties have no client filing documents as basis for protection, the chronological order of the client's remittance to Party A's bank account shall prevail.

6.10 Fund Management

6.10.1 On Site Transaction

For matters of the participant being clients on site, Party B needs to instruct the client to make a payment to Party A's bank account; in principle,Party B shall not collect the client's payment by itself.In special circumstances, Party B may receive the client's payment under the condition that Party B report to Party A in advance; in this event, after receving the client's payment, Party B shall transfer the payment to Party A's accout within three working days in ways including but not limited to bank transfer and WeChat transfer.

6.10.2 Independent Transaction

After the client of Party B has paid, Party B submit the registration form to Party A, and fill in the performance declaration form. Meanwhile, Party B shall remit the full amount of the received money to Party A's account within three working days after the client has paid the payment. If the customer needs to participate in the trainging program, Party B needs to remit the money to Party A's account in ways including but not limited to bank transfer and WeChat transfer.

6.10.3 Return of Party B’s Income

After Party A receives the client's payment (for investment inviting project, capital allocation and other projects,the time when settlement party makes the payment to Party A is the time when Party A receives the payment) ,Party A needs to make settlement with Party B within 15 days (postponed in case of holidays), and make the income of Party B to the acount designated by Party B.The consultation case shall be settled before 10th of the next month after receiving the project completion report sealed by the client.

6.10.4 Refund

If a client of Party B requests a refund after the expiration of the refund term stipulated in the relevant agreement signed by the client and Party A, Party A has the right to unilaterally decide whether or nor to refund. If Party A decide to refund and Party A has paid the Party B commission, Party B should return the corresponding commission to Party A whthin three working days after Party A's notice of refund to Party B.

If a client of Party B requests a refund after the expiration of the refund term stipulated in the relevant agreement signed by the client and Party A, Party A decide to refund and Party A has no paid the Party B commission, Party B shall not have the right to claim the corresonding commission in connection with the part of Party A's refund to Party B's clients.

6.10.5 Tax and receipt management

After the Clients' tuition fees transferred into Party A's bank account,Party A provide the invoice for the client. The income of Party B will be settled monthly after checking by both parties,and is tranferred to Party B's bank account,and Party B provdide the invoive for Party A accordingly.

6.11 Special Term

With the channel resources and capability of arranging courses,if Party B fails to arrange acitvities within any two months after the signing of this agreement, Party A has the right to terminate this agreement. After the termination of this agreement, Party B shall not claim commision in the matters of the follow-up copperation between Party B's clients and Party A.

Article 7 Publicity

7.1 Party B shall bear all the expenses incurred by Party B in order to facilitate the transaction (e.g., marketing, promotion, and office work).All procedures required for the sale of products shall be completed by Party B itself and the expenses shall be borne by Party B.

7.2 Party B may, upon confirmation by Party A, publicize and report Party A and its products in the media according to the sales needs, at the expense of Party B. The specific form, time,the frequency, etc., of Party B's publicity (including but not limited to leaflets, radio, TV advertisements) need the prior consent of Party A. Otherwise, if it affects the goodwill and social image of Party A or causes losses to Party A, Party A has the right to unilaterally terminate this agreement, and Party B shall be liable for compensation to Party A.

7.3 Party B shall truthfully introduce the product to clients, and shall not be deceived; shall not sell or publicize as an employee of Party A. Otherwise, Party A has the right to terminate this agreement, and Party B shall be liable for compensation to Party A.

Article 8 Party A’s Rights and Obligations

8.1 Party A is responsible for arranging courses for the clients of Party B; Party A has the right to refuse the application for course study from the clients of Party B before receiving the payment from clients.

8.2 Party A is responsible for the delivery of course products,including organizing classes, and extracurricular tutoring, etc., and all expense incurred in course (e.g., rental fee and lecturing fee). Party B is responsible for conference fees, travel expenses, board and lodging expense incurred.

8.3 Party A provides Party B with the product, price, information updated in real time, and Party B shall sell agent products according to party A's latest price guidance. Any materials provided by Party A to Party B is the property of Party A, and Party B shall not use if for purposes other than the performance of this agreement. When the agreement is terminated or rescinded, Party B shall return the remaining materials to Party A within three days after the termination of this agreement.

8.4 while respecting the interest of Party B, Party A has the right to supervise and inspect Party B's performance under this agreement, and has the right to put forward adjustment suggestion for inappropriate performance of this agreement by Party B. If Party B refuses to rectify or fails to meet Party A's requirements, Party A has the right to terminate this agreement.

8.5 If Party B does not have any activity or sales performance for any 4 months during the term of this agreement, Party A has the right to terminate this agreement.

Article 9 Party B’s Rights and Obligations

9.1 Party B as a joint service partner of Party A provide products and services to Party B at a uniform price, and obtain a profit share according to the stipulations of this agreement. Without the written consent of Party A, if Party B sells products at a higher or lower price, or adjusts prices in disguised way, or agrees team buying (i.e., two or more companies purchase products in the name of one company, Party A has the right to unilaterally terminate this agreement, and has the right to unconditionally deduct Party B'ssecurity deposit and unpaid payment.

9.2 Party B shall accept Party A's training on product services and publicize the products according to the publicity content approved by Party A, and Party B agrees to copperate unconditionally. Party A has the right to supervise and guide Party B's publiciity of products.

9.3 Party B as a joint service provider of Party A, has the corresponding authority according to this agreement, and shall comply with the relevant regulations of Party A for the joint party.

9.4 Party B has the right to develop its own potential customers, but Party B shall not make any promises to customers beyond the authorization of Party A, otherwise Party B shall take the full responsibility and compensate Party A for the corresponding losses.

9.5 During the term of this agreement, Party B shall perform obligations under this agreement, and shall not transfer or subcontract all or part of its obligations under this agreement to the third party.

9.6 Party B shall respect Party A's corporate culture.Except for information provided by Party A to Party B and all undisclosed business secrets of Party A knwon to Party B used for external advertising and publicity as mutually confirmed by both parties, Party B is responsible for confidentiality, and shall take all reasonable measures to prevent the information and secrets from being distributed, dissemination, discolsure, reproduction, abuse. If Party B violates this agreement, Party A has the right to terminate this agreement, and Party B shall compensate Party A for the losses suffered thereby.

9.7 During the term of this agreement and within two years after the termination of this agreement, Party B shall not emply any employees of Party A or employees who have left Party A for less than two years without the consent of Party A. Party B shall not cooperate with Party A's lecturers and Party A's insitutional partners during the term of this agreement.

9.8 Party B shall undertake the obligation to keep confidential client's information, lecutring fees, and the proportion of the profit share.

Article 10 Default

10.1 If one party violates or not complies with terms under this agreement causing losses to the another party, beaching party shall be liable for any damage incurred thereby.

10.2 If Party B violates the obligation under this agreement, Party A can terminate this agreement. If this agreement is terminated in advance caused by Party B, Party B shall compensate Party A for all losses incurred thereby.

Article 11 Dispute Resolution

Any disputes arising from the performance of this agreement shall be resolved by both parties through negotiation. If the negotiation fails, either party has the right to apply to the Guangzhou Arbitration Commision for arbitration.

Article 12 Others

12.1 This agreement shall be effective upon the date of both parties to sign this agreement.

12.2 If there are matters not covered in this agreement, the two parties shall negotiate separately and sign a written supplementary agreement. Supplementary agreements to this agreement have the same legal effect as this agreement.

12.3 If any legal dispute arise from one party itself,another party has no liablilty for the dispute.

12.4 This agreement is made out in two copies, and Party A and Party B respectively hold one. Each copy has the same legal effect.

(Below is a signature page, without any main text)

This agreement is made on the day of January 28, 2021 at Panyu district, Guangzhou, China, by and between the following parties.

Party A: (Seal)	Party B: (Seal)

Legal Representative: (Signature)	Legal Representative: (Signature)